UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2024

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

700 Quince Orchard Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2024, Novavax, Inc. (the “Company”), FUJIFILM Diosynth Biotechnologies UK Limited (“FDBK”), FUJIFILM Diosynth Biotechnologies Texas, LLC (“FDBT”) and FUJIFILM Diosynth Biotechnologies USA, Inc. (“FDBU” and together with FDBK and FDBT, “Fujifilm”) entered into a Confidential Settlement Agreement and Release (the “Settlement Agreement”) to resolve disputes regarding amounts that Fujifilm claimed were due under a prior Confidential Settlement Agreement and Release effective September 30, 2022 (the “Prior SAR”) by and between the Company and Fujifilm.

Under the Prior SAR, the Company agreed to pay up to $185 million to Fujifilm in connection with cancellation of manufacturing activity at FDBT. The final two quarterly installments due to Fujifilm in 2023 under the Prior SAR, totaling $68.6 million, were subject to Fujifilm’s obligation to use commercially reasonable efforts to mitigate losses associated with the vacant manufacturing capacity caused by the termination of manufacturing activities at FDBT. On October 2, 2023, the Company sent Fujifilm a notice of breach and refused to pay the final two installments based on its contention that Fujifilm had not used commercially reasonable efforts to mitigate losses and should have offset some portion of the final two payments. On October 30, 2023, Fujifilm filed a demand for arbitration with Judicial Arbitration and Mediation Services seeking payment of the full amount (the “Arbitration”).

Pursuant to the Settlement Agreement, on March 25, 2024 the Company paid $42 million to Fujifilm, the parties agreed to a mutual release of claims arising from, under or otherwise in connection with the Prior SAR, and Fujifilm has agreed to dismiss the Arbitration.

The foregoing description of the material terms of the Settlement Agreement does not purport to be complete and is qualified in its entirety by reference to the Settlement Agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: March 26, 2024	By:	/s/ Mark J. Casey
	Name:	Mark J. Casey
	Title:	Executive Vice President, Chief Legal Officer and Corporate Secretary